Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2004 Stock Option Plan of Matrix Service Company of our report dated August 10, 2004, with respect to the consolidated financial statements and schedule of Matrix Service Company included in its Annual Report (Form 10-K) for the year ended May 31, 2004, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

Tulsa, Oklahoma

October 18, 2004